                                                                    EXHIBIT 10.9

                               17TH NOVEMBER 1995



                          THE NATIONAL GRID COMPANY plc
                                EASTERN GROUP plc
                        EASTERN MIDLANDS ELECTRICITY plc
                             LONDON ELECTRICITY plc
                                   MANWEB plc
                            MIDLANDS ELECTRICITY plc
                              NORTHERN ELECTRIC plc
                                   NORWEB plc
                                  SEEBOARD plc
                              SOUTHERN ELECTRIC plc
                           SOUTH WALES ELECTRICITY plc
                          SOUTH WESTERN ELECTRICITY plc
                         YORKSHIRE ELECTRICITY GROUP plc




             -------------------------------------------------------


                           MEMORANDUM OF UNDERSTANDING

             -------------------------------------------------------




Herbert Smith
Exchange House
Primrose Street
London C2A 2HS
Ref:223/C267/30438764

THIS MEMORANDUM OF UNDERSTANDING is made the 17th day of ________________, 1995

BETWEEN

A The National Grid Group plc (formerly The National Grid Holding plc) ("NGG") whose registered office is at Kirby Corner Road, Coventry CV4 8JY

AND

B    Each of:

     Eastern Group plc whose registered office is Wherstead Park, PO Box 40, Wherstead, Ipswich, Suffolk IP9 2AQ

     East Midlands Electricity plc whose registered office is 398 Coppice Road, Arnold, Nottingham NG5 7HX

     London Electricity plc whose registered office is Templar House, 81-87 High Holborn, London WC1V 6NU

     Manweb plc whose registered office is Sealand Road, Chester CH1 4LR

     Midlands Electricity plc whose registered office is Mucklow Hill, Halesowen, West Midlands, B62 8BP

     Northern Electric plc whose registered office is Carliol House, Market Street, Newcastle Upon Tyne NE1 6NE

     NORWEB plc whose registered office is Talbot Road, Manchester, M16 OHQ

     SEEBOARD plc whose registered office is Forest Gate, Brighton Road, Crawley, West Sussex, RH11 9BH

     Southern Electric plc whose registered office is Southern Electric House, Westacott Way, Littlewick Green, Maidenhead, Berkshire SL6 3QB

     South Wales Electricity plc whose registered office is Newport Road, St. Mellons, Cardiff CF3 9XW

     South Western Electricity plc whose registered office is 800 Park Avenue, Aztec West, Almondsbury, Bristol BS12 4SE

     Yorkshire Electricity Group plc whose registered office is Wetherby Road, Scarcroft, Leeds LS14 3HS

(collectively the "RECS" and each a "REC")

WHEREAS

     Following certain changes made at the NGH EGM to the Articles of Association of NGG and, effective upon execution of this Agreement, to the board of directors of NGG, the parties have agreed that the relationship between RECs (being the principal shareholders of NGG) and NGG should be regulated in the period prior to Flotation.

NOW IT IS AGREED as follows:

1.   Definitions and Interpretation

1.1. In this Agreement, unless the context otherwise requires, the following words and expressions bear the meanings respectively set out below:

     the "EGMs"                         means the NGH EGM and the passing of the
                                        NGC Written Resolutions

     "NGC"                              means The National Grid Company plc.

     the "Master Agreement"             means the agreement of that name dated
                                        25th October 1995 between each of the
                                        RECs, NGG and NGC.

     the "REC Oversight Committee"      means the committee established pursuant
                                        to Clause 3.

     the "Relevant Period"              means the period commencing with the
                                        execution of this Agreement and
                                        terminating upon the earlier of the
                                        Flotation or the Termination Date.

     "Termination Date"                 means the date on which directors of NGC
                                        cease to be directors of NGG and
                                        representatives of the RECs are
                                        appointed in their place.

1.2. Unless the context otherwise requires:

     (a) any reference in this Agreement to a Clause, Sub-clause or Schedule is to a clause, sub-clause or schedule, as the case may be, of or to this Agreement;

     (b) Capitalized terms which are not defined in Clause 1.1 shall have the meanings ascribed to them in the Master Agreement; and

     (c)  the singular shall be deemed to include the plural and vice versa.

1.3. The headings in this Agreement are for ease of reference only and shall not affect the construction of this Agreement.

2.   The Relevant Period

2.1. Save as set out in Clause 2.2 below, during the Relevant Period:

     (a) NGG will not engage in any activity outside the ordinary course of its business;

     (b) no material contracts or commitments will be entered into by NGG unless such contracts or commitments are conditional on Flotation;

     (c) NGG shall procure that no matters relating to NGC (or its subsidiaries) which prior to the EGMs would have required either consultation with or the approval of the NGG Board pursuant to the Articles of Association of either NGG pr NGC which were in force prior to the EGMs, will be carries out by NGC (or such subsidiaries);

     without the prior approval of the REC Oversight Committee or, in the case of matters falling within paragraph (c) above which would have required consultation only with the NGG Board, consultation with the REC Oversight Committee.

     (i) The REC Oversight Committee shall not unreasonably delay in giving or withholding its approval in any case.

     (ii) In relation to any proposal or matter concerning the carrying on of the National Grid Business (as defined in the articles of association of NGC in the form in force prior to the EGMs) which requires the approval of the REC Oversight Committee, such committee shall not be entitled to withhold approval unless it has reasonable grounds for believing that implementation is likely adversely to affect the financial viability of NGC and/or NGG and if the REC Oversight Committee does withhold approval it shall provide NGC and NGG with a written statement giving details of the grounds for such belief; and

     (iii) In relation to any business or proposed business of NGC or NGG or any subsidiary undertakings, other than National Grid Business, the RED Oversight Committee shall be entitled to give or withhold approval to such plans in whole or in part on any grounds it shall think fit.

     (iv) No consent of the REC Oversight Committee shall be required to the planning and implementation of any Business Plan (as defined in the articles of association of NGC in the form in force prior to the EGMs) except as provided in this Agreement.

2.2. The following matters may be carried out by NGG or NGC during the Relevant Period without prior consultation with or the prior approval of the REC Oversight Committee:

     (a) matters expressly referred to in the Master Agreement or otherwise necessary to effect Flotation;

     (b)  matters expressed to be, or whose effect is, conditional on Flotation;

     (c) arrangements for a low cost dealing facility for shareholders of NGG after Flotation provided that such arrangements will be conditional upon Flotation becoming effective and shall release NGG from all obligations in respect thereof in the event that the Flotation does not become effective; and

     (d) arrangements for the establishment of an ADR programme in respect of NGG shares provided that such arrangements will be conditional upon Flotation becoming effective and shall release NGG from all obligations in respect thereof in the event that the Flotation does not become effective.

3.   The REC Oversight Committee

3.1. The REC Oversight Committee shall consist of up to 12 persons, each appointed by a different REC and at the date hereof shall consist of the members of the NGH Board at the date of the NGH EGM.

3.2. The Chairman of the REC Oversight Committee shall be Mr. K. Harvey or, failing him, that person appointed to the Committee by NORWEB plc.

3.3. Any consultation with or request for the approval of the REC Oversight Committee pursuant to Clause 2.1 or pursuant to any provisions of the Master Agreement which expressly contemplate approval by the REC Oversight Committee shall be made by notice in writing to all members of the REC Oversight Committee in accordance with Clause 6.

3.4. On receipt of such consultation or request the Chairman of the REC Oversight Committee shall call a meeting of the committee by notice to all its members and to the Chairman of NGG in accordance with Clause 6 specifying the date, time and place of such meeting which shall be within 7 days of receipt of the consultation or request for approval provided that if Kleinwort Benson informs the Chairman that it is necessary for a shorter notice period to apply such meeting shall be called as soon as s practicable thereafter.

3.5. A meeting of the REC Oversight Committee will be quorate if 2 members are present in person, on the telephone or by other telecommunication facility or by duly authorized representative. The Chairman of NGG or his representative shall be entitled to be present and to speak at the meeting, but not to vote.

3.6. Such meeting shall, by the votes of a majority of the committee members so present, decide whether the approval is granted and shall give notice to NGG in accordance with Clause 6 of its decision within one business day of the close of the meeting. The Chairman shall not have a second or casting vote. In the event of an equality of votes approval shall not be given.

3.7. If no meeting of the REC Oversight Committee is held following a valid request for approval within the time limit in Clause 3.4, or notice to NGG of its decision pursuant to Clause 3.6 is served pursuant to Clause 6.2 NGC shall be entitled to proceed as though such approval had been given.

4.   Termination

     This Agreement shall terminate (without prejudice to any liability for any liability for antecedent breach) on the earlier of the Flotation or the Termination Date.

5.   Variations

     Variations to this Agreement shall not be effected save by means of an instrument executed on behalf of all the parties save that alteration to the Timetable made pursuant to Clause 20.2 of the Master Agreement shall have the effect of altering any relevant date specified herein to conform to the Timetable as so altered.

6.   Notices

6.1. Any notice required to be given under this Agreement may be served personally or by prepaid registered or recorded delivery letter or by facsimile addressed to the relevant party at its address stated on the first page of this Agreement and marked for the attention of the person described alongside that party below or at the relevant number set out below or at such other address or number as it may have notified to the other for this purpose:

     Party                                                   Facsimile No.
     -----                                                   -------------
     THE NATIONAL GRID GROUP plc
     for the attention of The Company Secretary

     EASTERN GROUP plc                                       01473 553002
     for the attention of The Company Secretary

     EAST MIDLANDS ELECTRICITY plc                           0115 967 0459
     for the attention of The Company Secretary

     LONDON ELECTRICITY plc                                  0171 331 3424
     for the attention of The Company Secretary

     MANWEB plc                                              0141 6364578
     for the attention of Ian Russell

     Party                                                   Facsimile No.
     -----                                                   -------------
     MIDLANDS ELECTRICITY plc                                0121 423 1907
     for the attention of The Company Secretary

     NORTHERN ELECTRIC plc                                   0191 210 2409
     for the attention of Valerie Giles

     NORWEB plc                                              0161 875 7211
     for the attention of Peter Rothwell

     SEEBOARD plc                                            01293 657 325
     for the attention of The Company Secretary

     SOUTHERN ELECTRIC plc                                   01628 584 408
     for the attention of The Company Secretary

     SOUTH WALES ELECTRICITY plc                             01222 723 880
     for the attention of The Company Secretary

     SOUTH WESTERN ELECTRICITY plc                           01454 617702
     for the attention of The Company Secretary

     YORKSHIRE ELECTRICITY GROUP plc                         0113 289 5926
     for the attention of Roger Dickinson

6.2. Save in respect of a notice calling a meeting of the REC Oversight Committee which shall, in addition to the following provisions of this clause, only to be deemed to have been duly served upon production of evidence that such notice was acknowledged by its recipient any notice so given by letter shall be deemed to have been served 48 hours after the same shall have been posted and any notice given by facsimile shall be deemed to have been served upon receipt of a facsimile receipt form indicating satisfactory receipt by the receiving machine, and in proving such service it shall be sufficient to prove, in the case of a letter, it was properly addressed, and in the case of a facsimile, by producing the relevant facsimile receipt form.

7.   Governing Law and Jurisdiction

     This Agreement shall be governed by, and construed in accordance with, English law and the High Court of Justice in England shall have exclusive jurisdiction in relation to any claim, dispute or difference concerning this Agreement.

THIS AGREEMENT has been signed by or on behalf of each of the parties the day and year first before written.


Signed by                     for and on behalf of    )
THE NATIONAL GRID GROUP plc                           )

Signed by                    for and on behalf of     )
EASTERN GROUP plc                                     )

Signed by                    for and on behalf of     )
EAST MIDLANDS ELECTRICITY plc                         )

Signed by                    for and on behalf of     )
LONDON ELECTRICITY plc                                )

Signed by                    for and on behalf of     )
MANWEB plc                                            )

Signed by                    for and on behalf of     )
MIDLANDS ELECTRICITY plc                              )

Signed by                    for and on behalf of     )
NORTHERN ELECTRIC plc                                 )

Signed by                    for and on behalf of     )
NORWEB plc                                            )

Signed by                    for and on behalf of     )
SEEBOARD plc                                          )

Signed by                    for and on behalf of     )
SOUTHERN ELECTRIC plc                                 )

Signed by                   for and on behalf of      )
SOUTH WALES ELECTRICITY plc                           )

Signed by                  for and on behalf of       )   /s/ John Junior Seed
SOUTH WESTERN ELECTRICITY plc                         )

Signed by                  for and on behalf of       )
YORKSHIRE ELECTRICITY GROUP plc                       )


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